SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): April 2, 2019

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	001-37532	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Items 3.03 Material Modification to Rights of Security Holders.

On April 4, 2019, IBERIABANK Corporation (the “Company”) issued an aggregate of 4,000,000 depositary shares (the “Depositary Shares”), each representing a 1/400th ownership interest in a share of the Company’s 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share, (“Series D Preferred Stock”), with a liquidation preference of $10,000 per share of Series D Preferred Stock (equivalent to $25 per depositary share) which represents $100,000,000 in aggregate liquidation preference. The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”).

Under the terms of the Series D Preferred Stock, the ability of the Company to declare or pay any dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series D Preferred Stock, will be subject to restrictions in the event that the Company does not declare dividends on the Series D Preferred Stock for the most recently completed dividend period. The terms of the Series D Preferred Stock are more fully described in the Articles of Amendment relating thereto (the “Articles of Amendment”) filed with the Secretary of the State of Louisiana, on April 2, 2019, and became effective on filing. The Articles of Amendment establish the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions relating to the Series D Preferred Stock. A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

The terms of the Depositary Shares are set forth in the Deposit Agreement, dated April 4, 2019, among the Company, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”) and the form of Depositary Receipts. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2019, the Company filed the Articles of Amendment with the Secretary of State of the State of Louisiana, establishing the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the Series D Preferred Stock. The Articles of Amendment became effective with the Secretary of State of the State of Louisiana upon filing. A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On April 4, 2019, the Company completed the issuance and sale of 4,000,000 Depositary Shares, each representing a 1/400th ownership interest in the Series D Preferred Stock, pursuant to an Underwriting Agreement, dated March 28, 2019, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein. The sale of the Depositary Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-230561). In connection with this offering, the legal opinion as to the legality of the Depositary Shares and the Series D Preferred Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment of 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D — incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A filed on April 4, 2019.

4.1	Deposit Agreement, dated as of April 4, 2019, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the Depositary Receipts described therein — incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on April 4, 2019.

4.2	Form of Depositary Receipts representing the Depositary Shares (included as Exhibit A to Exhibit 4.1 hereto).

5.1	Opinion of Jones Walker LLP regarding legality of the Depositary Shares and Series D Preferred Stock.

23.1	Consent of Jones Walker LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2019	IBERIABANK CORPORATION

	By:	/s/ Darryl G. Byrd
	Name:	Daryl G. Byrd
	Title:	President and Chief Executive Officer